UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): November 26, 2007
(November 15, 2007)
QUANTA SERVICES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)
1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056
(Address of principal executive offices, including ZIP code)
(713) 629-7600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On November 15, 2007, David Helwig, a member of the Board of Directors of Quanta Services, Inc. (the “Company”), adopted a pre-arranged stock trading plan (the “New Trading Plan”) to exercise his stock options and sell the acquired Company common stock (“Common Stock”). Pursuant to the Plan, UBS Financial Services Inc., as broker, may exercise Mr. Helwig’s stock options and sell up to 173,414 shares of the Common Stock acquired through the exercise of his stock options. The exercise of Mr. Helwig’s stock options and subsequent sale of the Common Stock is to be effected through sale transactions beginning no earlier than November 29, 2007. Each sale transaction under the New Trading Plan is to occur on or after a pre-determined trade date, at or above pre-determined limit prices (if such limit prices are achieved), and in pre-determined quantities of shares of the Common Stock. Unless terminated earlier in accordance with its terms, the New Trading Plan will terminate on August 31, 2008. Transactions under the New Trading Plan will be disclosed publicly by Mr. Helwig through Form 4 filings with the Securities and Exchange Commission.
     As previously disclosed in a Current Report on Form 8-K filed on June 11, 2007 by Infrasource Services, Inc. (“Infrasource”), on June 8, 2007, Mr. Helwig, the former Chief Executive Officer, President and Chairman of the Board of Infrasource, had entered into a stock trading plan with Lehman Brothers Inc., as broker, intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, that covered up to 164,073 shares of Infrasource common stock held by Mr. Helwig and the DRHCLH Partnership, L.P. (the “Partnership”), of which Mr. Helwig is the general partner with sole dispositive power, which, upon completion of the acquisition of Infrasource by the Company would have converted into approximately 200,661 shares of the Common Stock (the “Lehman Plan”). Mr. Helwig terminated the Lehman Plan on August 23, 2007. No sales were effected under the Lehman Plan, as it had not been designed to authorize sale transactions until after the closing of the acquisition of Infrasource by the Company.
     As previously disclosed in a Current Report on Form 8-K filed on August 28, 2007 by Infrasource, on August 27, 2007, Mr. Helwig had entered into two substantially similar stock trading plans with UBS Financial Services Inc (“UBS”)., as broker, each intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, that covered up to a total of 227,137 shares of the Common Stock. The shares covered by one such trading plan included 18,012 shares of the Common Stock held by the Partnership (the “Partnership Trading Plan”). The shares covered by the other trading plan included 209,125 shares of the Common Stock (including shares to be acquired through the exercise of stock options) held directly by Mr. Helwig (the “Helwig Trading Plan”). On September 6, 2007, Mr. Helwig and UBS amended the Helwig Trading Plan to reduce the number of shares of the Common Stock under the Helwig Trading Plan to 199,679 shares. On October 4, 2007, Mr. Helwig terminated the Helwig Trading Plan. As a result of the sale of all of the shares of the Common Stock covered by the Partnership Trading Plan, the Partnership Trading Plan was terminated on November 1, 2007.
     The adoption of the New Trading Plan is in addition to the previously announced stock purchase agreements covering the forward sale of up to 454,209 shares of Common Stock by the Partnership, as disclosed in the Current Report on Form 8-K filed by the Company on September 18, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 26, 2007

QUANTA SERVICES, INC.
By:	/s/ Tana L. Pool
	Name:	Tana L. Pool
	Title:	Vice President and General Counsel

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